Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Post-Effective Amendment No.
1 on Form S-8 to the Registration Statement (Form S-4 No. 333-15845) of Glenayre Technologies, Inc. of our report dated January 31, 1996, with respect to the consolidated financial statements and schedule of Glenayre Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

We also consent to the use therein of our report dated June 6, 1996, with respect to the consolidated financial statements of CNET, Inc.





                                                /s/ Ernst & Young LLP


Charlotte, North Carolina
January 28, 1997